UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 6, 2022

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 par value	EGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

(e)  Compensatory Arrangement of Certain Officers.

On December 8, 2022, the Compensation Committee of the Board of Directors of eGain Corporation (the “Company”) approved a variable annual cash compensation to executive officers of the Company based on 85% of target amounts. The payouts approved were (a) for the Company’s Chief Executive Officer, Ashutosh Roy, $85,000, (b) for the Company’s Chief Financial Officer, Eric N. Smit, $110,500, and (c) for the Company’s Chief Technology Officer, Promod Narang, $76,500.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on December 6, 2022, the following proposals were submitted to the Company’s stockholders and the final voting results were as follows:

1.	The following directors were elected to serve until the 2023 annual meeting of stockholders and thereafter until their successors are elected and qualified:

			Broker
	For	Withheld	Non-Votes
Ashutosh Roy	24,131,990	141,699	3,693,452
Gunjan Sinha	18,985,267	5,288,422	3,693,452
Phiroz P. Darukhanavala	23,704,030	569,659	3,693,452
Brett Shockley	22,194,892	2,078,797	3,693,452
Christine Russell	23,988,587	285,102	3,693,452

2.	The compensation paid by us to our named executive officers was approved on a non-binding advisory basis.

			Broker
For	Against	Abstain	Non-Votes
18,182,434	6,061,777	29,478	3,693,452

3.	The appointment of BPM LLP as the Company’s Independent Registered Public Accounting Firm was ratified.

For	Against	Abstain
27,878,885	84,951	3,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 9, 2022	eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

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